SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): April 9, 2009

                   Universal Stainless & Alloy Products, Inc.
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             (Exact name of registrant as specified in its charter)

       Delaware                    000-25032                25-1724540
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(State or other jurisdiction      (Commission            (IRS Employer
of incorporation)                  File Number)           Identification No.)


                600 Mayer Street, Bridgeville, Pennsylvania 15017
     --------------------------------------------------------- -------------
               (Address of principal executive offices) (Zip code)

       Registrant's telephone number, including area code: (412) 257-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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Item 5.02.  Departure of directors or Certain  Officers;  Election of Directors;
            Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On April 9, 2009, the Board of Directors of Universal Stainless & Alloy Products, Inc. (the "Company") increased the size of the Board of Directors from five members to six members and appointed Christopher L. Ayers to fill the newly created vacancy, effective April 10, 2009. There is no arrangement or understanding pursuant to which Mr. Ayers was selected as a director. Mr. Ayers will receive compensation for his service as a director that is consistent with the compensation paid to the Company's other non-employee directors, except that Mr. Ayers will receive a pro rata portion of the annual retainer for 2009. The Board of Directors has determined that Mr. Ayers is independent, as defined under applicable Nasdaq listing standards, and appointed Mr. Ayers to serve on its Audit Committee, Compensation Committee and Nominating and Governance Committee. A copy of the Company's press release announcing the appointment of Mr. Ayers is filed as Exhibit 99.1 hereto and is hereby incorporated by reference.


Item 9.01.  Financial Statements and Exhibits.

      (d)   Exhibits

     99.1   Press Release dated April 15, 2009




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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.


                                By:  /s/ Paul A. McGrath
                                     -----------------------------------------
                                     Vice President of Administration,
                                     General Counsel and Corporate Secretary

Dated:  April 15, 2009